UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2014

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
On November 5, 2014, Cardinal Health, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) at which the Company’s shareholders approved the material terms of the performance goal under the Cardinal Health, Inc. Management Incentive Plan (the “MIP”). The MIP is designed to permit the grant of cash-settled awards that are intended to qualify for an exception to the tax deduction limits of Section 162(m) of the Internal Revenue Code of 1986. The Board approved an amendment and restatement of the MIP on August 5, 2014.
The material features of the MIP are described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the "SEC") on September 16, 2014 (the “Proxy Statement”) in the section entitled “Proposal No. 4—Approval of Management Incentive Plan Performance Goal,” which description is filed herewith as Exhibit 99.1 and incorporated herein by reference. The description of the MIP is qualified in its entirety by reference to the copy of the MIP filed herewith as Exhibit 10.1.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
As noted above, the Company held its Annual Meeting on November 5, 2014. For more information on the following proposals, see the Proxy Statement.
The shareholders elected the 11 nominees to the Board listed below, each to serve until the 2015 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, and voted as follows:

Director	For	Against	Abstained	Broker Non-Votes
David J. Anderson	272,642,237	589,679	540,169	25,962,589
Colleen F. Arnold	272,544,537	707,364	520,184	25,962,589
George S. Barrett	264,934,009	7,434,137	1,403,939	25,962,589
Carrie S. Cox	271,525,038	1,725,713	521,334	25,962,589
Calvin Darden	272,629,507	616,968	525,610	25,962,589
Bruce L. Downey	272,935,361	305,795	530,929	25,962,589
Patricia A. Hemingway Hall	272,505,404	722,509	544,172	25,962,589
Clayton M. Jones	272,378,504	837,383	556,198	25,962,589
Gregory B. Kenny	267,187,175	6,053,859	531,051	25,962,589
David P. King	272,144,621	1,091,674	535,790	25,962,589
Richard C. Notebaert	269,867,014	3,369,882	535,189	25,962,589
The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending June 30, 2015, and voted as follows:

For	295,979,731
Against	3,229,177
Abstained	525,766
Broker Non-Votes	0
The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, and voted as follows:

For	266,414,713
Against	6,544,184
Abstained	813,188
Broker Non-Votes	25,962,589

The shareholders approved the material terms of the performance goal under the MIP, and voted as follows:

For	267,330,642
Against	5,730,203
Abstained	711,240
Broker Non-Votes	25,962,589
The shareholders did not approve the shareholder proposal regarding political contribution disclosures, and voted as follows:

For	103,768,222
Against	149,269,235
Abstained	20,734,628
Broker Non-Votes	25,962,589
Item 8.01.    Other Events.
On November 7, 2014, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of several underwriters (the "Underwriters") for the sale by the Company of $450 million aggregate principal amount of 2.400% Senior Notes due 2019, $400 million aggregate principal amount of 3.500% Senior Notes due 2024 and $350 million aggregate principal amount of 4.500% Senior Notes due 2044 (collectively, the “New Notes”). The offering is being made by a prospectus dated August 21, 2013 and a prospectus supplement dated November 7, 2014 and filed with the SEC on November 10, 2014.
The purchase of the New Notes by the Underwriters is scheduled to close on November 19, 2014, subject to customary closing conditions. The Underwriting Agreement contemplates that the New Notes will be issued under an Indenture dated as of June 2, 2008 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.
The foregoing description of the Underwriting Agreement above is a summary and is qualified in its entirety by the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference herein and as an exhibit to the Company’s registration statement on Form S-3 (File No. 333-190741) filed with the SEC on August 21, 2013.
The Company intends to use the net proceeds from the offering, together with cash on hand to the extent needed, to redeem its outstanding 4.00% Notes due 2015, 5.80% Notes due 2016, 5.85% Notes due 2017 and 6.00% Notes due 2017 (collectively, the "Existing Notes") on December 10, 2014. On November 10, 2014, the Company issued notices of redemption to the trustee for the Existing Notes to redeem the Existing Notes in full pursuant to their respective terms on December 10, 2014.
Item 9.01.    Financial Statements and Exhibits.
(d)  Exhibits.

1.1	Underwriting Agreement, dated November 7, 2014, among the Company, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC
10.1	Cardinal Health, Inc. Management Incentive Plan
99.1
The section entitled "Proposal No. 4—Approval of Management Incentive Plan Performance Goal" appearing on pages 8-10 of the Company’s Definitive Proxy Statement (incorporated by reference to pages 8-10 of the Company’s Definitive Proxy Statement filed with the SEC on September 16, 2014, File No. 1-11373)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: November 10, 2014	By:	/s/ Stephen T. Falk
Name: Stephen T. Falk
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

1.1	Underwriting Agreement, dated November 7, 2014, among the Company, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC
10.1	Cardinal Health, Inc. Management Incentive Plan
99.1
The section entitled "Proposal No. 4—Approval of Management Incentive Plan Performance Goal" appearing on pages 8-10 of the Company’s Definitive Proxy Statement (incorporated by reference to pages 8-10 of the Company’s Definitive Proxy Statement filed with the SEC on September 16, 2014, File No. 1-11373)

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